EXHIBIT 4.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR STATE LAW OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS; AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL AS TO THE AVAILABILITY OF SUCH EXEMPTION.

$______	Freeport, New York [Date]

HARBREW IMPORTS LTD. CORP.

7% CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Harbrew Imports Ltd. Corp, a Florida corporation (the “Company”), with its principal office at Buffalo Avenue, Freeport, New York 11576 hereby promises to pay to the order of _______________ with an address at ___________________________ (“Holder”), the principal amount of ___________ ($____) on ______________ (“Maturity Date”), or earlier as hereinafter provided.  Interest on the outstanding principal balance shall be paid semiannually at the rate of seven percent (7%) per annum by issuance of additional notes to reflect in-kind interest. In the event that the Company’s common stock is not trading on the Over-the-Counter Bulletin Board, American Stock Exchange or the NASDAQ Stock Market or before the date that is one year from the date of issuance of this Note, the rate of interest shall increase to 14%, retroactive to the date hereof.

ARTICLE 1.
Events of Default and Acceleration

(a) Events of Default Defined.  The entire unpaid principal amount of this Note, together with interest thereon shall, on written notice to the Company given by the Holder, become and be due and payable if any one or more of the following events (“Events of Default”) shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary, or shall be effected or shall come about by operation of law pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing.  An Event of Default shall occur:

(i) if failure shall be made in the payment of the principal of this Note when and as the same shall become due and such failure shall continue for a period of ten (10) days after such payment is due; or

(ii) if failure shall be made in the payment of any installment of interest on this Note when and as the same shall become due and payable whether at maturity or otherwise and such failure shall continue for ten (10) days after receipt of notice that such payment has not been made; or

(iii) if the Company shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, or shall, in a petition in bankruptcy filed against it or them be adjudicated a bankrupt, or the Company or its directors or a majority of its stockholders shall vote to dissolve or liquidate the Company; or

(iv) if an involuntary petition shall be filed against the Company seeking relief against the Company under any now existing or future bankruptcy, insolvency or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, and such petition shall not be stayed or vacated or set aside within ninety (90) days from the filing thereof; or

(v) if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without consent of the Company, a receiver, trustee or liquidator of the Company or of all or any substantial part of the property of the Company, or approving a petition filed against the Company seeking a reorganization or arrangement of the Company under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or any substantial part of the property of the Company shall be sequestered; and such order, judgment or decree shall not be stayed or vacated or set aside within ninety (90) days from the date of the entry thereof; or

(vi) any breach of any representation, warranty, covenant or term of the Security Agreement by the Company, following the Company being given written notice identifying such breach and the Company’s failure to cure such breach during a period of ten (10) days after its being given such notice.

(a) Rights of the Holder.  Nothing in this Note shall be construed to modify, amend or limit in any way the right of the Holder to bring an action against the Company.

ARTICLE 2.
Conversion

(a) Voluntary Conversion. At any time after the date hereof until the Maturity Date, the principal and interest due under the Note shall be convertible, in whole or in part, into shares of common stock of the Company (the “Common Stock”) at the option of the Holder.  The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”), provided that such date is on or after the date of delivery of the Notice of Conversion.  If no Conversion Date is specified in a Notice of Conversion, or the stated conversion date is prior to date of delivery of the Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s).  The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(b) Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to a flat rate of $0.50 per share.

(c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount and accrued Interest Amount.  The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than five Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares representing the number of shares of Common Stock being acquired upon the conversion of this Note.

iii. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note.

iv. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(d) Adjustment of Conversion Price.  In case the Company shall at any time during the five (5) year period commencing on the date hereof or the life of the Convertible Promissory Note or the Warrants, whichever is greater, issue or sell any shares of Common Stock, including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any warrants, rights or options to subscribe for shares of Common Stock (other than the issuances or sales of Common Stock pursuant to rights to subscribe for such Common Stock distributed to all the shareholders of the Company and Holders of Warrants) and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for an effective consideration per share of less than the Conversion Price or for no consideration (such lower price, the “Base Share Price”, then, the Conversion Price shall be reduced to a price equal to the Base Share Price. Notwithstanding the foregoing, the adjustments provided in this Section 2(d) shall not be triggered by the grant of options, or the sale of shares pursuant to the exercise of such options, under the Company’s current or future Board of Director and stockholder approved option plans for the benefit of officers, directors, employees, not to exceed 10% of the Company’s outstanding shares.

ARTICLE 3.
Registration Rights

The Company agrees to file a registration statement with the Securities and Exchange Commission registering the shares issuable upon conversion of the Convertible Promissory Notes and upon exercise of the Warrants issued simultaneously herewith, within thirty (30) days after the offering pursuant to the Confidential Private Placement Memorandum dated as of July 20, 2007.

ARTICLE 3.
Miscellaneous

(a) Transferability.  This Note shall not be transferred except in a transaction exempt from registration pursuant to the Securities Act and applicable state securities law.  The Company shall treat as the owner of this Note the person shown as the owner on its books and records.  The term “Holder” shall include the initial holder named on the first page of this Note and any subsequent holder of this Note.

(b) WAIVER OF TRIAL BY JURY.  IN ANY LEGAL PROCEEDING TO ENFORCE PAYMENT OF THIS NOTE, THE COMPANY WAIVES TRIAL BY JURY.

(c) Usury Saving Provision.  All payment obligations arising under this Note are subject to the express condition that at no time shall the Company be obligated or required to pay interest at a rate which could subject the holder of this Note to either civil or criminal liability as a result of being in excess of the maximum rate which the Company is permitted by law to contract or agree to pay.  If by the terms of this Note, the Company is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

(d) Notice to Company.  Notice to the Company shall be given to the Company at its principal executive offices, presently located at 102 Buffalo Avenue, Freeport, New York 11520 attention Richard DeCicco, with a copy to Andrea Cataneo., Facsimile (212) 930-9725, or to such other address or person as the Company may, from time to time, advise the holder of this Note, or to the Holder of this Note at the address set forth on the Company’s records.  Notice shall be given by hand delivery, certified or registered mail, return receipt requested, three days after being deposited in the US mail, by overnight courier service, which provides evidence of delivery, one day after delivery to such courier for next day priority delivered and properly addressed, or by telecopier if confirmation of receipt is given or of confirmation of transmission is sent as herein provided.

             (f)  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.  Any controversy or claim arising out of or related to this Agreement or the breach thereof, shall be settled by binding arbitration in New York, New York in accordance with the Expedited Procedures (Rules 53-57) of the Commercial Arbitration Rules of the American Arbitration Association (“AAA”).  A proceeding shall be commenced upon written demand by the Company or Purchaser to the other.  The arbitrator(s) shall enter a judgment by default against any party, which fails or refuses to appear in any properly noticed arbitration proceeding.  The proceeding shall be conducted by one (1) arbitrator, unless the amount alleged to be in dispute exceeds two hundred fifty thousand dollars ($250,000), in which case three (3) arbitrators shall preside.  The arbitrator(s) will be chosen by the parties from a list provided by the AAA, and if the parties are unable to agree within ten (10) days, the AAA shall select the arbitrator(s).  The arbitrators must be experts in securities law and financial transactions.  The arbitrators shall assess costs and expenses of the arbitration, including all attorneys’ and experts’ fees, as the arbitrators believe is appropriate in light of the merits of the parties’ respective positions in the issues in dispute.  Each party submits irrevocably to the jurisdiction of any state court sitting in New York, New York or to the United States District Court sitting in New York, New York for purposes of enforcement of any discovery order, judgment or award in connection with such arbitration.  The award of the arbitrator(s) shall be final and binding upon the parties and may be enforced in any court having jurisdiction.  The arbitration shall be held in such place as set by the arbitrator(s) in accordance with Rule 55.  With respect to any arbitration proceeding in accordance with this section, the prevailing party’s reasonable attorney’s fees and expenses shall be borne by the non-prevailing party

(e) Expenses.  In the event that the Holder commences a legal proceeding in order to enforce its rights under this Note, the Company shall pay all reasonable legal fees and expenses incurred by the Holder with respect thereto, if the Holder is successful in enforcing such action.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Note as of the date and year first aforesaid.

HARBREW IMPORTS LTD.

By:	/s/
Name: Richard DeCicco
Title: President

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 7% Convertible Promissory Note due June 30, 2008 of Harbrew Imports Ltd., a Florida corporation (the “Company”), into shares of common stock, par value $.01 per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Payment of Interest in Common Stock __ yes  __ no
If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:
Name:
Address:

Or

DWAC Instructions:
Broker No:
Account No: